Exhibit 99.1

For Immediate Release

DIGITAL ALLY, INC. RECEIVES $5.1 MILLION INTERNATIONAL

ORDER FOR DVM-500 IN-CAR VIDEO SYSTEMS

LARGEST ORDER IN COMPANY’S HISTORY ASSURES RECORD SALES IN

FOURTH QUARTER OF 2007

OVERLAND PARK, Kansas (November 29, 2007) – Digital Ally, Inc. (OTC BB: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that it has received an international order valued at approximately $5.1 million. The order is for DVM-500 In-Car Digital Video Systems Integrated into Rearview Mirrors, and an initial payment of $1.9 million has been received. Unit shipments will commence immediately and will continue upon receipt of future installment payments until the contract has been fully satisfied.

“Law enforcement agencies in a growing number of countries have been testing our DVM-500 In-Car Digital Video Systems throughout 2007, and we are very pleased to announce the receipt of this order, which is the largest in our Company’s history,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “While most of the units included in the order are currently scheduled for shipment to the customer in the current quarter, it is possible that some of the units may not ship until early in 2008. When combined with our sales to other customers, this order assures that we will post record sales for the seventh consecutive quarter in the three months ending December 31, 2007. We look forward to continued growth next year.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is the field of Digital Video Imaging and Storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on the OTC Bulletin Board under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to raise sufficient capital to continue to implement its business plan; whether the Company’s application for a NASDAQ Capital Market listing will be approved; the Company’s ability to have its product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its products; its ability to commercialize its products and production processes, including increasing its production capabilities to meet orders; its ability to continue increasing revenue and profits; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at

info@rjfalkner.com